EXHIBIT 23

Consent of Independent Certified Public Accountants


Capitol Bancorp Ltd.
Lansing, Michigan


We hereby consent to the incorporation by reference of our report dated January 31, 2002 related to the consolidated financial statements of Sun Community Bancorp Limited for the year ended December 31, 2001 (incorporated by reference into this Form 8-K) into the previously filed Form S-3 Registration Statement No. 33071774 of Capitol Bancorp Ltd.


BDO Seidman, LLP

/s/ BDO Seidman, LLP

Grand Rapids, Michigan
March 28, 2002